SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 6/04/01            2,000            79.5000
                                 4/30/01            1,500            75.9333
                                 4/30/01              600            75.0000
                     GABELLI FUNDS, LLC.
                         GABELLI CONVERTIBLE FUND
                                 5/25/01            1,700            78.0000
                                 5/16/01              100            79.5000
                                 5/09/01              200            78.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.